As filed with the Securities and Exchange Commission on August 19, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
BANCORPSOUTH, INC.
(Exact name of registrant as specified in its charter)

Mississippi	64-0659571
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)
One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804
(Address of Principal Executive Offices)

BancorpSouth, Inc. Long-Term Equity Incentive Plan
(Full Title of the Plan)

Aubrey B. Patterson
Chairman and Chief Executive Officer
BancorpSouth, Inc.
One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804
(Name and Address of Agent For Service)
(662) 680-2000
(Telephone Number, Including Area Code, of Agent For Service)
Copy to:
E. Marlee Mitchell, Esq.
Waller Lansden Dortch & Davis, LLP
511 Union Street, Suite 2700
Nashville, Tennessee 37219-1760
(615) 244-6380

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price	aggregate offering	Amount of
Title of securities to be registered	registered	per share	price	registration fee
Common stock, par value $2.50 per share	3,000,000 (1)(2)	$10.92 (3)	$32,760,000	$3,803

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that became issuable under the BancorpSouth, Inc. Long-Term Equity Incentive Plan, as amended (the “Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	The Plan authorizes the issuance of a maximum of 9,916,000 shares of common stock of the Registrant, 916,000 of which were registered pursuant to a Registration Statement on Form S-8 (Registration No. 033-60699), as adjusted for two two-for-one stock splits effected in the form of a stock dividend on November 20, 1995 and May 15, 1998, 2,000,000 of which were registered pursuant to a Registration Statement on Form S-8 (Registration No. 333-84395) and 4,000,000 of which were registered pursuant to a Registration Statement on Form S-8 (Registration No. 333-88226), for each of which the registration fee was previously paid in full.

(3)	Estimated pursuant to Rule 457(c) and Rule 457(h) solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low prices reported on August 17, 2011, as reported on the New York Stock Exchange.

Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-5.1
EX-23.1

EXPLANATORY NOTES
     Registration of Additional Securities. BancorpSouth, Inc. (the “Company”) is filing this Registration Statement on Form S-8 to register an additional 3,000,000 shares of the Company’s common stock, $2.50 par value (“Common Stock”), issuable pursuant to the BancorpSouth, Inc. Long-Term Equity Incentive Plan, as amended, previously known as the BancorpSouth, Inc. 1994 Stock Incentive Plan, as amended and restated (the “Plan”).
     Incorporation by Reference of Earlier Registration Statements. The contents of the Company’s Registration Statements on Form S-8 (Registration Nos. 033-60699, 333-84395 and 333-88226) registering shares of Common Stock issuable pursuant to the Plan and filed with the Securities and Exchange Commission on June 29, 1995, August 3, 1999 and May 14, 2002, respectively, are hereby incorporated by reference herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit
Number		Description of Exhibit
4.1	—	Specimen Common Stock Certificate (1)

5.1	—	Opinion of Riley, Caldwell, Cork & Alvis, P.A.

23.1	—	Consent of KPMG LLP

23.2		Consent of Riley, Caldwell, Cork & Alvis, P.A. (included in Exhibit 5.1)

24.1	—	Power of Attorney (included on page II-2)

99.1	—	BancorpSouth, Inc. Long-Term Equity Incentive Plan (2)

99.2	—	Amendment to the BancorpSouth, Inc. Long-Term Equity Incentive Plan (3)

(1)	Filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 1993 (file number 0-10826) and incorporated by reference thereto.

(2)	Filed as an exhibit to the Company’s Definitive Proxy Statement on Schedule 14A, filed on March 25, 2011 (file number 1-12991) and incorporated by reference thereto.

(3)	Filed as an exhibit to the Company’s Current Report on Form 8-K, filed on April 8, 2011 (file number 1-12991) and incorporated by reference thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tupelo, State of Mississippi, on August 19, 2011.

BANCORPSOUTH, INC.
By:	/s/ Aubrey B. Patterson
Aubrey B. Patterson
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aubrey B. Patterson and William L. Prater, and each of them, his true and lawful attorney-in-fact, as agent and with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and any registration statement related to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents in full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or be in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Aubrey B. Patterson Aubrey B. Patterson	Chairman of the Board, President, Chief Executive Officer (principal executive officer) and Director	August 19, 2011

/s/ William L. Prater William L. Prater	Treasurer and Chief Financial Officer (principal financial officer)	August 19, 2011

/s/ Gary C. Bonds Gary C. Bonds	Senior Vice President and Principal Accounting Officer	August 19, 2011

/s/ James E. Campbell III James E. Campbell III	Director	August 19, 2011

/s/ Hassell H. Franklin Hassell H. Franklin	Director	August 19, 2011

/s/ W.G. Holliman, Jr. W.G. Holliman, Jr.	Director	August 19, 2011

/s/ James V. Kelley James V. Kelley	President, Chief Operating Officer and Director	August 19, 2011

Name	Title	Date

/s/ Larry G. Kirk Larry G. Kirk	Director	August 19, 2011

/s/ Turner O. Lashlee Turner O. Lashlee	Director	August 19, 2011

/s/ Guy W. Mitchell, III Guy W. Mitchell, III	Director	August 19, 2011

/s/ Robert C. Nolan Robert C. Nolan	Director	August 19, 2011

/s/ W. Cal Partee, Jr. W. Cal Partee, Jr.	Director	August 19, 2011

/s/ Alan W. Perry Alan W. Perry	Director	August 19, 2011

INDEX TO EXHIBITS

Exhibit
Number		Description of Exhibit
4.1	—	Specimen Common Stock Certificate (1)

5.1	—	Opinion of Riley, Caldwell, Cork & Alvis, P.A.

23.1	—	Consent of KPMG LLP

23.2		Consent of Riley, Caldwell, Cork & Alvis, P.A. (included in Exhibit 5.1)

24.1	—	Power of Attorney (included on page II-2)

99.1	—	BancorpSouth, Inc. Long-Term Equity Incentive Plan (2)

99.2	—	Amendment to the BancorpSouth, Inc. Long-Term Equity Incentive Plan (3)

(1)	Filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 1993 (file number 0-10826) and incorporated by reference thereto.

(2)	Filed as an exhibit to the Company’s Definitive Proxy Statement on Schedule 14A, filed on March 25, 2011 (file number 1-12991) and incorporated by reference thereto.

(3)	Filed as an exhibit to the Company’s Current Report on Form 8-K, filed on April 8, 2011 (file number 1-12991) and incorporated by reference thereto.

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